AXA EQUITABLE

1290 Avenue of the Americas, New York, NY 10104

(Select One)
☐ **AXA Equitable Life Insurance Company**
☐ **MONY Life Insurance Company of America**

Guaranteed Issue Application for individual Life Insurance

Section A: Select the appropriate box

☐Proposed Insured part of group with Multiple Proposed Insureds – Employer Owned
(If this box is checked, complete Section I only. Each Proposed Insured must complete the Consent to Insurance Application Supplement.)

☐Proposed Insured - Employee owner or Single insured- Employee Owned/Individual, Trust Owned/Other Single Owner Arrangement
(If this box is checked, complete Sections I and II, date and sign the application as well.)

PRODUCT INFORMATION

1.Product Name ____________________

Complete and attach Section B-Product Information Questionnaire for Plan.
Complete Owner Questionnaire if Owner is a Trust.

SECTION I Complete Owner Information

COMPLETE FOR ALL OWNER TYPES

If Trust is Owner, complete Section 1 and questions 2-11 (Trust Section) of Owner Questionnaire

2. Owner's name ____________________
3. Relationship to Proposed Insured ____________________
4. ☐SSN ☐EIN ☐ITIN ____________________
5. Address ____________________
   City____________________ State____________ Zip Code____________
   If P.O. Box, put residential address in Remarks Section
6. Person(s) authorized to act on behalf of Owner.
   Name ____________________ Title____________ Phone # ____________
   Email address____________________
   Name ____________________ Title____________ Phone # ____________
   Email address____________________
7. If Third Party Administrator (TPA) is authorized person, include Name and Contact Information.
   Name____________________ Phone Number____________
   Address: ____________________
   Email address____________________

OWNER OTHER INSURANCE

Complete question 8 if replacing policies of Owner.

8. Including any policies and riders with the Company checked above, its affiliates, and any other life insurance company, will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? ☐Yes ☐No
   If "Yes," please complete chart.

Name of Company	Total Amount (Face Plus Riders)	Year Issued	Policy/ Contract #	P-Personal G-Group B-Business A-Annuity	1035 Exchange
				☐P ☐B ☐G ☐A	☐Yes ☐ No
				☐P ☐B ☐G ☐A	☐Yes ☐ No

ICC12-AXA-GI (06/19)
Page 1

BENEFICARY

9. Is the beneficiary the same as the Owner? ☐Yes ☐No

10. If "No," complete as appropriate.

Full Name____________________ Relationship to Insured________________ ________%

Full Name____________________ Relationship to Insured________________ ________%

Full Name____________________ Relationship to Insured________________ ________%

SOURCE OF FUNDS

11. Employer assets/funds (including policies on List/Salary Allotment billing where premiums are to be paid by employer)

☐ Company Assets ☐ Other (please specify) ______________________________

COMPLETE FOR INDIVIDUAL OWNER

Complete questions 12 to 17 only if Individual owners.

12. Is the Proposed Insured the Owner? ☐Yes ☐No If "No," relationship to Proposed Insured ____________________

13. Do you have a driver's license? ☐Yes ☐No If "Yes," provide license #, state and expiration date

Number________________ State ________ Expiration Date ____________ (mm/dd/yyyy)

If "No" to driver's license, do you have a government issued ID? ☐Yes ☐No

If "Yes," to government issued ID, type of ID __________________ Government ID #__________________

14. Date of birth____________ (mm/dd/yyyy)

15. Are you a member of the armed forces, including the reserves? ☐Yes ☐No
(*reserves* includes active duty or full time training of 31 days or more per year)
(If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

16. Are you a U.S. citizen? ☐ Yes ☐ No (If "No," please complete "a" and "b" or "c," where applicable)

a. Country of Citizenship ____________________ Date of Entry into the U.S. ____________ (mm/dd/yyyy)

b. Residents with legal permanent status (Resident) in U.S. only

Green Card/Visa Type ____________________ Expiration Date ____________ (mm/dd/yyyy)

c. Residents residing in the U.S. temporarily (Non-Resident) with valid Visa only

Visa #__________ Visa Type______________ Expiration Date____________ (mm/dd/yyyy)

Form I-94 Expiration Date________________ (mm/dd/yyyy) Passport # ________________

Complete Question 17 for all non-resident (foreign) Owners. If the Owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership or Trust established or organized under the laws of a state of the United States), then he, she or it may have to provide additional documentation, including IRS form W-8 BEN. Any foreign Owner (Individual, Trust, Corporation, Partnership, Other Entity) must have a US bank account).

17. U.S. bank name ________________________ Account #____________________

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SECTION II Proposed Insured to Complete

PROPOSED INSURED

Face Amount________________________________

18. Name First ________________ Middle ____________ Last ____________________
19. Date of birth_______________ (mm/dd/yyyy)
20. SSN__________________________
21. Sex ☐ Male ☐ Female
22. Job Title____
23. Work site address ____

    City____________________ State______________ Zip Code______________

Complete only if Proposed Insured and Owner are different.

24. Do you have a driver's license? ☐Yes ☐No If "Yes," provide license #, state and expiration date

    Number_______________ State ________ Expiration Date ____________ (mm/dd/yyyy)

25. Are you a member of the armed forces, including the reserves? ☐Yes ☐No

    (If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

26. Are you a U.S. citizen? ☐ Yes ☐ No (If "No," please complete "a" and "b" or "c," where applicable)

    a. Country of Citizenship ____________________ Date of Entry into the U.S. ____________ (mm/dd/yyyy)

    b. Residents with legal permanent status (Resident) in U.S. only

    Green Card/Visa Type ______________________ Expiration Date ______________ (mm/dd/yyyy)

    c. Residents residing in the U.S. temporarily (Non-Resident) with valid Visa only

    Visa #___________ Visa Type_____________ Expiration Date_______________(mm/dd/yyyy)

    Form I-94 Expiration Date________________ (mm/dd/yyyy) Passport # ________________

UNDERWRITING QUESTIONS

27. During the previous three (3) months have you, the Proposed Insured, engaged in active full-time employment (at least 30 hours per week in a normal capacity and, in particular, not been hospitalized or absent from work due to illness or accident for more than five (5) consecutive working days)? ☐Yes ☐No

    (If "No," give details below.)

____

____

____

28. Are you, the Proposed Insured, actively at work on the date this application form was signed? ☐Yes ☐No

TOBACCO USE

29. Do you currently use or have you ever used tobacco or nicotine products? ☐Yes ☐No

    (If "Yes," provide details in chart below)

Product Type(s)	**Amount and Frequency** Indicate amount and frequency of use	**Indicate date last used (mm/yyyy)**
☐Cigarettes	#____ ☐Pk(s) ☐Single per ☐Day ☐Month ☐ Year	
☐Cigars ☐Cigarillos	#____ ☐Pk(s) ☐Single per ☐Day ☐Month ☐ Year	
☐Pipe ☐Chewing Tobacco ☐Nicotine Patch or Gum		
☐Other (please specify) ______________		

REMARKS

When providing details to questions, please reference question number. If additional space is needed, attach additional sheet(s) of paper with your name and signature.

ICC12-AXA-GI

Page 3

AGREEMENT	**AGREEMENT.** Each signer of this application agrees that: **(1).** The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. AXA Equitable/MLOA may rely on them in acting on this application. **(2).** No insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person(s) proposed for insurance is (are) living; (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed. **(3).** No financial professional has authority to modify this Agreement, nor to waive any of the Company checked on page 1 rights or requirements. The Company checked on page 1 shall not be bound by any information unless it is stated in this Application.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION	***Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.***

STATE FRAUD DISCLOSURES	**ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING AN INTENTIONALLY FALSE OR DECEPTIVE STATEMENT MAY BE GUILTY OF INSURANCE FRAUD.**

ACKNOWLEDGMENTS

PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.

Section B-Product Information (Must select at least 1 product)

- ☐Term Life
- ☐Indexed Universal Life (IUL Protect)
- ☐Indexed Universal Life (BrightLife® Grow)
- ☐Variable Universal Life (Optimizer℠)
- ☐Variable Universal Life (Legacy℠)
- ☐Interest Sensitive Whole Life (ISWL)
- ☐Corporate Owned Incentive Life (COIL)

Section C-Additional Underwriting Requirements

- ☐Owner Questionnaire (if Trust Owned)
- ☐ Long Term Care Services Rider Questionnaire* (I have received the Outline of Coverage and, if required, the Personal Worksheet)

* The optional Long-Term Care Services Rider is not guaranteed issue. That means, if you, the Owner, elect to apply for the Long-Term Care Services Rider, you will be responsible for accurately completing a separate questionnaire and will be subject to underwriting.

SIGNATURES

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Acknowledgment and Authorization.

X Signature of Proposed Insured____________________

X____________________ ________________ ____________

Signature of Owner or Applicant if not Proposed Insured(s) Signed by Owner at City, State Dated on (mm/dd/yyyy)

If trust is Owner, trustee must sign on behalf of the trust. If corporation is Owner, an authorized officer of corporation must sign.

If Corporation: Name of Firm (print) ____________________

Name of authorized officer who signed application (print): ____________________

ICC12-AXA-GI Page 4

Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ?Yes ?No

TO

If ‘‘Yes,’’ is the information provided in question 8 on Section 1 of the Application. ?Yes ?No

If ‘‘No,’’ provide details

SECTION Certification for VUL Policies Only, signature required FOR ALL POLICIES

THIS Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part PROFESSIONAL of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

COMPLETE X Signature of Licensed Financial Professional/Insurance Broker

FINANCIAL Dated on (mm/dd/yyyy)

Print Licensed Financial Professional’s Name            License Number

ICC12-AXA-GI Page 5

FINANCIAL PROFESSIONAL/BROKER CERTIFICATION

INSURED/FINANCIAL PROFESSIONAL INFORMATION

Brokerage Name/Agency Code ______________________________

Financial Professional(s) Name(s)	**Financial Professional Number**	**%**	**Contact by:** ☐Phone ☐E-mail ☐Fax **Contact or E-mail Address**

Select Commission Schedule? ☐ Semi-Heaped or ☐ Heaped
(Applies only to VUL Optimizer policies **without** the Cash Value Plus Rider.)

OWNER SUITABLITY INFORMATION

THESE QUESTIONS MUST BE COMPLETED BY AXA ADVISORS FINANCIAL PROFESSIONAL FOR VARIABLE AND INDEXED PRODUCTS ONLY. DO NOT COMPLETE FOR OTHER PRODUCT TYPES.

BUSINESS INSURANCE

(1) Is the owner a member or an affiliate of a member of FINRA? ☐ Yes ☐ No

(2) Persons authorized to transact business on behalf of Owner:

Name: ______________________________ Title: ______________________________

Name: ______________________________ Title: ______________________________

(3) Total Assets (as of last fiscal quarter): $______________________________

If the answer to Question 3 above is less than $50 million, please answer **(a)** and **(b)** below.

(a) Net Income (last fiscal quarter): ☐ less than $500,000 ☐$501,000–2 million ☐ $2 million–5 million ☐ $5 million–10 million ☐$10 million +

(b) Net Worth (last fiscal quarter): ☐less than 0 ☐ $0–500,000 ☐$501,000–2 million ☐ $2 million–5 million ☐ $5 million–10 million ☐10 million +

(4) Purpose ☐ Key Person ☐ Buy-Out Funding ☐ Deferred Comp. ☐ Salary Continuation ☐ Executive Bonus ☐Overhead Expense ☐Qualified Retirement Plan ☐Investment/Savings ☐ 401(k) Plan ☐ 125 Cafeteria Plan ☐ (Other)

(5) Type of Business ☐Manufacturing ☐ Wholesale ☐Transportation ☐ Agriculture ☐ Construction ☐ Service ☐ Professional Service ☐ Mining ☐Retail ☐ Financial, Real Estate ☐Insurance ☐ (Other)

(6) No. of Employees ☐ 10–24 ☐ 25–49 ☐ 50–99 ☐ 100–499 ☐ 500+

INDIVIDUAL OWNERS

1. a. Is the Owner affiliated with or employed by a member of FINRA? ☐Yes ☐No

b. Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months? ☐Yes ☐ No
Plan # or Planning Tool Name:______________________________

c. Investment Time Horizon : ☐< 5 years ☐5–9 years ☐10–14 years ☐15–19 years ☐20+ years

d. Investment Objective (for this purchase only): ☐Safety of Principal ☐ Income ☐Income & Growth ☐Growth ☐Aggressive Growth

e. Risk Tolerance (for this purchase only): ☐Conservative ☐Conservative-Plus ☐Moderate ☐Moderate-Plus ☐Aggressive

f. Marital Status: ☐Single ☐Married ☐Widowed ☐ Divorced ☐ Separated ☐Domestic Partner

g. # of Dependents:______________ h. Federal Tax Bracket: ______________% i. Currently employed? ☐Yes ☐No ☐Retired

j. Liquid Net Worth $______________________________ k. Estimated Gross Annual Household Income $______________________________

l. Total Net Worth $______________________________

m. Investments/Assets (prior to this investment):

☐CDs	$ ______________	☐Mutual Funds	$______________
☐Stocks	$ ______________	☐Income	$______________
☐Bonds	$ ______________	☐Growth	$______________
☐Annuities	$ ______________	☐Aggressive	$______________
☐Retirement Accounts	$ ______________	☐Other Funds	$______________
☐Real Estate (Mortgage/Equity)	$______________		
☐Other *(excluding primary residence*	$ ______________		

n. Total Investments/Assets $ ______________
Cash (Checking, Savings, MMA) $ ______________
Total Investments/ Assets (above) and Cash **$** ______________

o. ***Investment Experience (in years)***

	None	< 1	1–4	5+
CDs	☐	☐	☐	☐
Stocks	☐	☐	☐	☐
Bonds	☐	☐	☐	☐
Annuities	☐	☐	☐	☐
Mutual Funds	☐	☐	☐	☐

ICC12-AXA-GI-FPCert Page 1 (06/19)

Did you :

(i) verify the identity of the Policyowner by reviewing certified articles of incorporation, a business license, a partnership agreement or a trust instrument? ?Yes ?No (ii) inquire about the source of the customer’s assets and income? ?Yes ?No

If “No”, sales associate must contact Branch Controls Person

This question MUST BE COMPLETED with respect to the OWNER (S)

Source of Funds for this purchase: (Check box and circle sub-item(s)). If more than one box is checked, provide % breakdown. (Must add up to 100%).

? Cash: Death Claim, Gift, Inheritance, Checking, Savings, Money Market, Payroll Deduction, CDs:             %

? Borrowing: Mortgage (including Reverse Mortgage), Personal Loan, Credit:             %

? NQ Annuity or Life Insurance: (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal):             % ? Qualified Annuity: (Replacement, Surrender/Exchange, Policy Loan, Dividend, Withdrawal):             %

? 401K, Pension Plans, Other Group Retirement Plans:             %

? NQ: Brokerage, Investment Advisory Assets, Mutual Fund Shares, UIT Shares, Stocks or Bonds:             % IDENTIFICATION ? Qualified: Brokerage, ERISA Plan, Investment Advisory Assets, Mutual Funds Shares, UIT Shares, Stocks or Bonds:             %

? Employer Contribution:             %

OWNER ? Other: Sale of Car, Home, Business, or Other Asset (specify:             ),

Legal Settlement, Lottery/Gaming Proceeds, Other:             :             % Total: 100%

(iii) Is the policy/contract for the benefit of a Politically Exposed Person (PEP)*? ? Yes ? No

If “Yes”, define PEP position and country:             * A Politically Exposed Person (PEP) is defined as: 1. A current or former senior foreign (non-U.S.) political figure; 2. His/her immediate family members (e.g., parents, spouse, sibling, children, in-laws); 3. Close associates - People who are widely and publicly known to maintain a close relationship with the PEP, including people who are in a position to conduct substantial financial transactions on behalf of the PEP; 4. Any corporation, business or other entity that has been formed by, or for the benefit of, the PEP.

I certify that I have truly and accurately recorded all information supplied by Owner(s) onto this Application.

Signature of Licensed Financial Professional/Insurance Broker            Date            (mm/dd/yyyy) AGREEMENT Print Licensed Financial Professional/Insurance Broker’s Name            CERTIFICATION/ License Number

ICC12-AXA-GI-FPCert Page 2 (06/19)